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Exhibit 5.1

300 North LaSalle Chicago, Illinois 60654
(312) 862-2000	Facsimile:
(312) 862-2200
www.kirkland.com

February 7, 2012

Roundy's, Inc.
875 East Wisconsin Avenue
Milwaukee, Wisconsin 53203

Ladies and Gentlemen:

        We are acting as special counsel to Roundy's, Inc., a Delaware corporation (the "Company"), in connection with the proposed registration by the Company of shares of Common Stock, par value $0.01 per share (the "Common Stock"), including shares of its Common Stock to cover over-allotments, if any, pursuant to a Registration Statement on Form S-1 (Registration No. 333-178311), originally filed with the Securities and Exchange Commission (the "Commission") on December 5, 2011, under the Securities Act of 1933, as amended (the "Act") (such Registration Statement, as amended or supplemented, is hereinafter referred to as the "Registration Statement") and a Registration Statement filed pursuant to Rule 462(b) (the "462(b) Registration Statement"). The shares of Common Stock to be registered pursuant to the 462(b) Registration Statement are referred to herein as the "Additional Shares." The shares of Common Stock to be issued and sold by the Company pursuant to the Registration Statement are referred to herein as the "Firm Shares," and the shares of Common Stock to be sold by the selling stockholders identified in the Registration Statement are referred to herein as the "Secondary Shares" (and together with the Firm Shares, the "Shares").

        In connection therewith, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary for the purposes of this opinion, including (i) resolutions adopted by the Board of Directors on February 1, 2012 and approved by the stockholders of the Company on February 1, 2012 (the "Resolutions"); (ii) the Amended and Restated Certificate of Incorporation (the "Charter") of the Company in the form included in the Resolutions; (iii) the Amended and Restated Bylaws (the "Bylaws") of the Company in the form included in the Resolutions; (iv) the form of underwriting agreement provided to us by counsel to the representatives of the underwriters identified in the Registration Statement (the "Underwriting Agreement"); and (v) the Registration Statement and the 424(b) Registration Statement.

        For purposes of this opinion, we have assumed the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as copies and the authenticity of the originals of all documents submitted to us as copies. We have also assumed the legal capacity of all natural persons, the genuineness of the signatures of persons signing all documents in connection with which this opinion is rendered, the authority of such persons signing on behalf of the parties thereto other than the Company and the due authorization, execution and delivery of all documents by the parties thereto other than the Company. We relied upon statements and representations of officers and other representatives of the Company and others as to factual matters.

Hong Kong    London    Los Angeles    Munich    New York    Palo Alto    San Francisco    Shanghai    Washington, D.C.

        Based upon and subject to the foregoing qualifications, assumptions and limitations and the further limitations set forth below, we are of the opinion that, when (i) the final Underwriting Agreement is duly executed and delivered by the parties thereto and (ii) the 462(b) Registration Statement becomes effective under the Act, the Additional Shares will be duly authorized, and when the Additional Shares are registered by the Company's transfer agent and delivered against payment of the agreed consideration therefor, all in accordance with the Underwriting Agreement, the Additional Shares will be validly issued, fully paid and non-assessable.

        Our opinions expressed above are subject to the qualifications that we express no opinion as to the applicability of, compliance with, or effect of any laws except the General Corporation Law of the State of Delaware (including the statutory provisions, all applicable provisions of the Delaware constitution and reported judicial decisions interpreting the foregoing).

        We hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to the 462(b) Registration Statement. We also consent to the reference to our firm under the heading "Legal Matters" in the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

        This opinion is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein.

        This opinion is furnished to you in connection with the filing of the Registration Statement.

Very truly yours,
/s/ KIRKLAND & ELLIS LLP

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  Exhibit 5.1